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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements on Form S-3 (No. 333-107295 and 333-107296) and Form S-8 (No. 333-60124, 333-60328, 333-74754, 333-74790, 333-86608, 333-86610, 333-86612, 333-98273, 333-101471, 333-101473, 333-106097 and 333-106098) of Reliant Energy, Inc. of our:

  Reports dated March 14, 2006, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for major maintenance to the "expense as incurred" method in 2004 and asset retirement obligations, energy trading contracts, consolidation of variable interest entities and its presentation of revenues and costs of sales associated with non-trading commodity derivative activities in 2003), financial statement schedule of Reliant Energy, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Reliant Energy, Inc. for the year ended December 31, 2005.

  Report dated March 14, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for asset retirement obligations in 2003) related to the consolidated financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC appearing in this Annual Report on Form 10-K of Reliant Energy, Inc. for the year ended December 31, 2005.

  Report dated March 14, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for asset retirement obligations in 2003) related to the consolidated financial statements of Orion Power Holdings, Inc. appearing in this Annual Report on Form 10-K of Reliant Energy, Inc. for the year ended December 31, 2005.

  Report dated March 14, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for energy trading contracts and its presentation of revenues and costs of sales associated with non-trading commodity derivative activities in 2003) related to the consolidated financial statements of Reliant Energy Retail Holdings, LLC appearing in this Annual Report on Form 10-K of Reliant Energy, Inc. for the year ended December 31, 2005.

Houston, Texas
March 14, 2006

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM